UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2019

Avon Products, Inc.
(Exact name of registrant as specified in charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 6, Chiswick Park
London W4 5HR
United Kingdom
(Address of principal executive offices) (Zip Code)
+44-1604-232425
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 15, 2019, Avon Products, Inc. (the “Company”) through its affiliates Avon Asia Holdings Company and Avon Products (China) Co., Ltd (the “Affiliates”), completed its previously disclosed sale to TheFaceShop Co., Ltd., an affiliate of LG Household & Health Care Ltd. (the “Purchaser”) all of the equity interests in Avon Manufacturing (Guangzhou), Ltd. (the “Acquired Entity”) for a total purchase price of $71 million. Net cash proceeds (pre-tax) were $47 million after the required repayment by the Company of certain outstanding intercompany loans of $23.3 million and after deducting cash on hand in the Acquired Entity of $0.7 million.

In accordance with the sale, and as noted in the previous disclosure, a subsidiary of the Company granted to the Acquired Entity a limited purpose license to maintain and use the current name of the Acquired Entity. As noted in the previous disclosure, a subsidiary of the Company also entered into a Manufacturing and Supply Agreement with the Acquired Entity, under which the Acquired Entity will continue to manufacture products for Avon’s China business and other Avon markets.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By	/s/ Ginny Edwards
Name: Ginny Edwards
Title: Vice President and Corporate Secretary

Date: February 22, 2019